THE SECURITIES REPRESENTED BY AND UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER OR THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THE DIGITAL DEVELOPMENT GROUP CORPORATION

5% CONVERTIBLE SUBORDINATED DEBENTURE

$600,000.00 (60 units of $10,000 each)

November 6, 2012

FOR VALUE RECEIVED, The Digital Development Group Corporation, a Nevada corporation (the “Corporation”) hereby promises to pay to the holder of this Convertible Subordinated Debenture (“Debenture”), the principal sum stated above on the 7th anniversary of the date stated above (“Issuance Date”), upon presentation and surrender of this Debenture at the principal office of the Corporation or such other place as the Holder may designate, as follows:

I.

Terms of Debenture.

A.

Automatic Conversion to Preferred.  Upon the filing and effectiveness of a Certificate of Designations for Series A Preferred Stock of the Corporation (“Preferred”) with the Secretary of State of the State of Nevada, each outstanding $10,000.00 unit of Debentures will automatically convert into 1 share of Preferred, Corporation will promptly deliver to Holder a stock certificate representing the Preferred, and Holder will surrender the original Debenture to the Corporation.

B.

Ranking and Voting.

1.

Ranking.  The Debenture will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Corporation’s common stock, par value $0.001 per share (“Common Stock”); and (b) junior to all existing and future indebtedness of the Corporation.

2.

Voting.  Without the prior written consent of a majority of Holders, the Company may not issue any Debenture, or Preferred Stock that is not junior to the Debenture in right of dividends and liquidation.  Except as required by applicable law or as set forth herein, the holders of Debentures will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

C.

Interest.  Commencing on the date of the issuance of any such Debenture (each respectively an “Issuance Date”), each outstanding Debenture will accrue interest (“Interest”), at a rate equal to 5.00% per annum, subject to adjustment as provided herein (“Interest Rate”) ~~.~~  Interest will be payable on the 7th anniversary of the Issuance Date, or at any time earlier if pre-paid by the Board of Directors in its sole discretion.

1.

Interest is payable at the Corporation’s election, (a) in cash, or (b) in free trading shares of Common Stock registered pursuant to a current and effective registration statement on file with the U.S. Securities & Exchange Commission, valued at the Market Price.

2.

So long as any this Debenture is outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Common Stock, unless the amount of any accumulated interest is first paid to the holder of the Debenture.  The Common Stock will not be redeemed while the Debenture is outstanding.

D.

Credit Risk Adjustment.  Notwithstanding any other provision, the Interest Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount equal to the Adjustment Factor, if any, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level; provided, however, that in no event shall the Interest Rate exceed the Maximum Rate.  The Interest Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount equal to the Adjustment Factor, if any, that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Interest Rate be below the Minimum Rate.

E.

Protective Provision.  So long as the Debenture is outstanding, the Corporation will not, without the affirmative approval of the Holders of a majority of units of Debentures then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Debentures, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Debenture, (iii) amend its certificate of incorporation or other charter documents in breach of any of the provisions hereof, (iv) issue any Debentures to any persons other than Holder or its affiliates, (v) liquidate, dissolve or wind-up the business and affairs of the Corporation , or effect any Deemed Liquidation Event (as defined below) , or (vi) enter into any agreement with respect to the foregoing.

1.

A “ Deemed Liquidation Event ” will mean:  (a) a merger or consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.

The Corporation will not have the power to effect a Deemed Liquidation Event referred to in Section I.E.1 unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation will be allocated among the holders of capital stock of the Corporation in accordance with Section I.E ..

F.

Liquidation.

1.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, pari passu with any distribution or payment made to the holders of Common Stock by reason of their ownership thereof, the Holders of the Debenture will be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each unit of Debenture equal to $10,000.00, plus any accrued but unpaid Interest thereon (collectively, the “Debenture Liquidation Value”).  If, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the Debenture are not paid in full, the holders of Debentures will share equally and ratably with the holders of shares of Common Stock in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Interest, if any, to which each such holder is entitled.

2.

If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation will be insufficient to make payment in full to all Holders of Debentures, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

G.

Redemption.

1.

Corporation ’ s Redemption Option.  Upon or after 7 years after the Issuance Date, the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the Debenture, at a price per unit equal to 100% of the Debenture Liquidation Value (the “Corporation Redemption Price”).

2.

Early Redemption.  Prior to redemption pursuant to Section I.G.1 hereof, the Corporation will have the right, at the Corporation’s option, to redeem all or a portion of the shares of Debenture at any time or times after the Issuance Date of such Debenture, at a price per share (the “Early Redemption Price”) equal to the sum of the following:  (a) the total cumulative amount of unpaid Interest that otherwise would have been payable through the 7th anniversary of the Issuance Date (the “Interest Amount”), plus (b) the Corporation Redemption Price, less any accrued but unpaid interest.

3.

Mandatory Redemption.  If the Corporation determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Corporation will redeem the Debenture at the Early Redemption Price.

4.

Mechanics of Redemption.  If the Corporation elects to redeem any of the Holders ’ Debenture then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Corporation”) to each Holder, which Notice of Redemption at Option of Corporation will indicate (a) the number of shares of Debenture that the Corporation is electing to redeem and (b) the applicable Early Redemption Price or Corporation Redemption Price.

5.

Payment of Redemption Price.  Upon receipt by any Holder of a Notice of Redemption at Option of Corporation, such Holder will promptly submit to the Corporation such Holder’s Debenture certificates.  Upon receipt of such Holder’s Debenture certificates, the Corporation will pay the Corporation Redemption Price or Early Redemption Price, as applicable, to such Holder in cash.

H.

Conversion.

1.

Mechanics of Conversion.

a.

Subject to the terms and conditions hereof, one or more of the Debentures may be converted, in part or in whole, into shares of Common Stock, at any time or times after the Issuance Date, at the option of Holder or the Corporation, by (i) if at the option of Holder, delivery of a written notice to the Corporation (the “Holder Conversion Notice”), of the Holder’s election to convert the Debenture, or (ii) if at the option of the Corporation, if the Equity Conditions are met, delivery of a written notice to Holder (the “Corporation Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Corporation’s election to convert the Debenture.  On the same Trading Day on which the Corporation has received the Holder Conversion Notice or issued the Corporation Conversion Notice (as the case may be) by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Corporation shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Corporation Conversion Notice to the Holder and the Corporation’s transfer agent (the “Transfer Agent”) and shall authorize the credit by the Transfer Agent of such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder’s or its designee’s balance account with The Depository Trust Corporation (DTC) through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

b.

No fractional shares of Common Stock are to be issued upon conversion of a Debenture, but rather the Corporation shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.

c.

The Holder shall not be required to deliver the original certificates for the Debenture in order to effect a conversion hereunder.

d.

The Corporation shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder.

2.

Holder Conversion.  In the event of a conversion of any Debenture pursuant to a Holder Conversion Notice, the Corporation shall issue to the Holder of such Debenture a number of Conversion Shares equal to the following:  (i) (a) the Corporation Redemption Price, less any accrued but unpaid dividends, multiplied by (b) the number of such Debenture subject to the Holder Conversion Notice, divided by (c) the Conversion Price with respect to such Debenture; plus (ii) (a) the Interest Amount, divided by (b) the Market Price.

3.

Corporation Conversion.  In the event that the Closing Price of the Common Stock exceeds 250% of the Conversion Price with respect to a Debenture for any 20 consecutive Trading Days, upon a conversion of any Debenture pursuant to a Corporation Conversion Notice, the Corporation shall issue to the Holder of such Debenture a number of Conversion Shares equal to (a) the Early Redemption Price multiplied by (b) the number of such Debenture subject to the Corporation Conversion Notice divided by (c) the Conversion Price with respect to such Debenture.

4.

Stock Splits.  If the Corporation at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Corporation at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.

Rights.  In addition to any adjustments pursuant to Section I.H.4, if at any time the Corporation grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

6.

Definitions.  The following terms shall have the following meanings:

a.

“Adjustment Factor” means $0.0250 per share of Common Stock.

b.

“Conversion Price” means a price per share of Common Stock equal to $0.350 per share of Common Stock, subject to adjustment as otherwise provided herein.

c.

“Conversion Shares” means shares of Common Stock issuable upon conversion of the Debenture.

d.

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).

e.

“Credit Spread Adjustment” means 98.351 basis points.

f.

“Equity Conditions” means (i) on each day during the period beginning 30 Trading Days prior to the applicable date of determination and ending 30 Trading Days after the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (ii) during the Equity Conditions Measuring Period, the Corporation shall have delivered Conversion Shares upon all conversions or redemptions of the Debenture in accordance with their terms to the Holder on a timely basis; (iii) the Corporation shall have no knowledge of any fact that would cause both of the following (1) a registration statement not to be effective and available for the issuance of the Conversion Shares; and (2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Debenture; (iv) a minimum of $1 million in aggregate trading volume has traded on the Trading Market during the 20 Trading Dates prior to the date of determination; (v) the Closing Price is at least $0.20; and (vi) the Corporation otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

g.

“Market Price” means 90.0% of the following:  the VWAP of the Common Stock for the Equity Conditions Measuring Period, not to exceed the Closing Price on any Trading Day during the Equity Conditions Measuring Period.

h.

“Maximum Rate” means 13.5.0% per annum.  Provided, however, that the Corporation may, at any time in its sole discretion, irrevocably elect to remove the price Equity Condition in Section H.6.f.v above, in which event the Maximum Rate means 17.0% per annum.

i.

“Maximum Triggering Level” means $0.4250 per share of Common Stock.

j.

“Measuring Metric” means the Closing Price of the Common Stock on any Trading Day following the Issuance Date of the Debenture.

k.

“Minimum Rate” means 1.0% per annum.

l.

“Minimum Triggering Level” means $0.2750 per share of Common Stock.

m.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (i) scheduled to trade for less than 5 hours, or (ii) suspended from trading.

n.

“Trading Market” means whatever is at the time the principal U.S. trading exchange or market for the Common Stock.

o.

“VWAP” means, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of Common Stock traded on the Trading Market during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the Trading Market for such Trading Day.

7.

Conversion Limitation.  Notwithstanding any other provision, at no time may the Corporation or Holder deliver a Conversion Notice if the number of Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  No Corporation Conversion Notice may be issued with respect to more than 25 Preferred Shares with respect to any Equity Conditions Measuring Period.

I.

Register. The Corporation will keep at its principal office , or at the offices of the transfer agent, a register of the Debenture.  Upon the surrender of any certificate representing Debenture at such place, the Corporation, at the request of the record Holder of such certificate, will execute and deliver (at the Corporation ’ s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

II.

Miscellaneous.

D.

Notices.  Any and all notices to the Corporation will be addressed to the Corporation ’ s Chief Executive Officer at the Corporation ’ s principal place of business on file with the Secretary of State of the State of Nevada ..  Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder will be in writing and delivered personally, by electronic mail, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder will be deemed given and effective on the earliest of (1) the date of transmission, if such notice or communication is delivered via electronic mail or facsimile prior to 5:30 p.m. Eastern time, (2) the date after the date of transmission, if such notice or communication is delivered via electronic mail or facsimile later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (3) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (4) upon actual receipt by the party to whom such notice is required to be given.

E.

Lost or Mutilated Preferred Stock Certificate.  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Debenture, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

F.

Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and will not be deemed to limit or affect any of the provisions hereof.

G.

Governing Law.  This Debenture shall be governed in accordance with the foregoing and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Debenture this 6th day of November 2012.

Signed:

/s/ Martin W. Greenwald

Name:

Martin W. Greenwald

Title:

CEO

Signed:

/s/ David R. Altshuler

Name:

David R. Altshuler

Title:

Secretary